Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2017

DALLAS — (BUSINESS WIRE) October 26, 2017 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2017. Hilltop produced income of $30.2 million, or $0.31 per diluted share, for the third quarter of 2017, compared to $51.9 million, or $0.53 per diluted share, for the third quarter of 2016.  Hilltop’s annualized return on average assets and return on average equity for the third quarter of 2017 were 0.90% and 6.32%,  respectively, compared to 1.69% and 11.41%, respectively, for the third quarter of 2016. During August and September 2017, Hurricanes Harvey and Irma affected both Hilltop and its customers. The estimated pre-tax earnings impact from these hurricanes on our third quarter operating results was $9.8  million.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.06 per common share, payable on November 30, 2017, to all common stockholders of record as of the close of business on November 15, 2017. Additionally, pursuant to the stock repurchase program reauthorized by the Hilltop Board of Directors in January 2017, Hilltop  paid $11.4 million to repurchase 452,225 shares at an average price of $25.14 per share during the third quarter of 2017. These shares were returned to the pool of authorized but unissued shares of common stock.

Jeremy Ford, Co-CEO of Hilltop, said, “Hilltop’s results in the third quarter of 2017 further support our diversified operating model and reinforce our strong risk management fundamentals. While the storm activity within the quarter impacted all of our businesses, we mitigated a significant portion of the risk through diversification and reinsurance. Additionally, during the third quarter of 2017 we returned $17.2 million of capital to our shareholders through dividends and share repurchases.”

Alan White, Co-CEO of Hilltop, added, “Our team continues to deliver for our company, our shareholders and the communities we serve. With the exclusion of the insurance business, which was most significantly impacted by the hurricanes, all of our businesses generated solid profits as we continue to grow commercial loans and core deposits, improve margins in the securities business and produce solid mortgage results in a purchase-focused market.”

Third Quarter 2017 Highlights for Hilltop:

•	Hilltop’s total assets were $13.5 billion at September 30, 2017, compared to $13.3 billion at June 30, 2017;
•	Hilltop’s common equity increased by $16.0 million from June 30, 2017 to $1.9 billion at September 30, 2017;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, increased by 0.5% to $6.1 billion and covered loans[1], net of allowance for loan losses, decreased by 8.6% to $188.3 million at September 30, 2017 compared to June 30, 2017;

•

Non-covered non-performing loans  increased to $40.1 million, or 0.50% of total non-covered loans, at September 30, 2017, compared to $29.5 million, or 0.36% of total non-covered loans, at June 30, 2017;

•	Energy classified and criticized loans were $24.4 million at September 30, 2017, decreasing from $26.9 million at June 30, 2017;
•	Loans held for sale decreased by 3.0% from June 30, 2017 to $1.9 billion at September 30, 2017;
•	Total deposits were $7.7 billion at September 30, 2017, compared to $7.6 billion at June 30, 2017;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 12.87% and a Common Equity Tier 1 Capital Ratio of 17.66% at September 30, 2017;
•	Hilltop’s net interest margin[3] decreased to 3.50% for the third quarter of 2017, from 4.04% in the second quarter of 2017;
•	The provision for loan losses was $1.3 million during the third quarter of 2017, compared to $5.9 million in the second quarter of 2017;
•	For the third quarter of 2017, noninterest income was $298.5 million, compared to $354.5 million in the third quarter of 2016, a 15.8% decrease; and
•	For the third quarter of 2017, noninterest expense was $353.8 million, compared to $364.1 million in the third quarter of 2016, a 2.8% decrease.

1   “Covered loans” refer to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC, while all other loans are referred to as “non-covered loans.”

2   Based on the end of period Tier 1 capital divided by total average assets during  the nine months ended September 30, 2017, excluding goodwill and intangible assets.

3   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2017	2017	2017	2016	2016
Cash and due from banks	$354,569	$405,938	$545,928	$669,357	$528,519
Federal funds sold	400	388	24,404	21,407	40,419
Securities purchased under agreements to resell	134,654	125,188	113,228	89,430	138,284
Assets segregated for regulatory purposes	207,336	167,565	166,395	180,993	173,840
Securities:
Trading, at fair value	676,411	471,485	373,300	265,534	402,104
Available for sale, at fair value	765,542	763,206	755,546	598,007	563,720
Held to maturity, at amortized cost	368,031	359,847	337,357	351,831	365,934
	1,809,984	1,594,538	1,466,203	1,215,372	1,331,758
Loans held for sale	1,939,321	2,000,257	1,329,493	1,795,463	1,673,069
Non-covered loans, net of unearned income	6,148,813	6,118,211	5,783,853	5,843,499	5,674,655
Allowance for non-covered loan losses	(58,779)	(59,208)	(55,157)	(54,186)	(52,625)
Non-covered loans, net	6,090,034	6,059,003	5,728,696	5,789,313	5,622,030

Covered loans, net of allowance for covered loan losses	188,269	205,877	234,681	255,714	292,031
Broker-dealer and clearing organization receivables	1,672,123	1,552,525	1,574,031	1,497,741	1,340,617
Premises and equipment, net	176,281	183,994	184,091	190,361	190,645
FDIC indemnification asset	33,143	40,304	47,940	71,313	73,351
Covered other real estate owned	40,343	42,304	45,374	51,642	61,988
Other assets	596,095	618,368	583,554	613,453	657,805
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	38,440	40,516	42,601	44,695	47,112
Total assets	$13,532,800	$13,288,573	$12,338,427	$12,738,062	$12,423,276

Deposits:
Non-interest bearing	$2,279,633	$2,251,208	$2,272,905	$2,199,483	$2,232,813
Interest bearing	5,383,814	5,323,414	5,056,957	4,864,328	4,797,772
Total deposits	7,663,447	7,574,622	7,329,862	7,063,811	7,030,585
Broker-dealer and clearing organization payables	1,517,698	1,395,314	1,437,548	1,347,128	1,251,839
Short-term borrowings	1,477,201	1,515,069	753,777	1,417,289	1,265,022
Securities sold, not yet purchased, at fair value	173,509	149,869	144,193	153,889	164,633
Notes payable	300,196	300,283	324,701	317,912	313,313
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	424,381	393,351	392,025	496,501	481,504
Total liabilities	11,623,444	11,395,520	10,449,118	10,863,542	10,573,908

Common stock	959	963	984	985	985
Additional paid-in capital	1,525,169	1,529,903	1,570,329	1,572,877	1,570,025
Accumulated other comprehensive income	2,585	2,112	897	485	8,039
Retained earnings	376,873	356,564	313,197	295,568	266,048
Deferred compensation employee stock trust, net	840	845	893	903	900
Employee stock trust	(241)	(248)	(300)	(309)	(309)
Total Hilltop stockholders' equity	1,906,185	1,890,139	1,886,000	1,870,509	1,845,688
Noncontrolling interests	3,171	2,914	3,309	4,011	3,680
Total stockholders' equity	1,909,356	1,893,053	1,889,309	1,874,520	1,849,368
Total liabilities & stockholders' equity	$13,532,800	$13,288,573	$12,338,427	$12,738,062	$12,423,276

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2017	2017	2017	2016	2016
Interest income:
Loans, including fees	$102,546	$113,793	$89,991	$102,046	$97,590
Securities borrowed	11,404	9,597	8,053	6,566	9,037
Securities:
Taxable	11,157	9,539	7,027	7,097	5,935
Tax-exempt	1,471	1,375	1,244	1,530	1,518
Other	2,366	2,002	1,926	1,096	1,183
Total interest income	128,944	136,306	108,241	118,335	115,263

Interest expense:
Deposits	6,841	5,464	4,690	3,971	3,996
Securities loaned	8,935	7,481	6,340	4,653	6,954
Short-term borrowings	4,567	3,648	1,418	1,829	1,497
Notes payable	2,680	2,826	2,814	2,856	2,793
Junior subordinated debentures	774	744	711	703	673
Other	167	167	168	199	180
Total interest expense	23,964	20,330	16,141	14,211	16,093

Net interest income	104,980	115,976	92,100	104,124	99,170
Provision for loan losses	1,260	5,853	1,705	4,347	3,990
Net interest income after provision for loan losses	103,720	110,123	90,395	99,777	95,180

Noninterest income:
Net realized gains on securities	—	14	—	—	—
Net gains from sale of loans and other mortgage production income	138,498	153,688	124,150	137,270	175,412
Mortgage loan origination fees	25,256	25,976	19,556	24,850	26,807
Securities commissions and fees	38,735	37,804	39,057	39,425	39,722
Investment and securities advisory fees and commissions	25,620	25,537	22,202	31,690	31,129
Net insurance premiums earned	34,493	36,020	36,140	38,344	38,747
Other	35,875	65,653	30,334	37,548	42,641
Total noninterest income	298,477	344,692	271,439	309,127	354,458

Noninterest expense:
Employees' compensation and benefits	209,747	214,719	186,886	208,760	225,194
Occupancy and equipment, net	29,073	27,919	27,293	27,154	27,460
Loss and loss adjustment expenses	31,234	33,184	21,700	14,018	16,055
Policy acquisition and other underwriting expenses	10,917	11,251	11,229	10,757	11,064
Other	72,871	79,178	73,384	95,095	84,360
Total noninterest expense	353,842	366,251	320,492	355,784	364,133

Income before income taxes	48,355	88,564	41,342	53,120	85,505
Income tax expense	18,003	25,754	15,035	17,582	33,017
Net income	30,352	62,810	26,307	35,538	52,488
Less: Net income (loss) attributable to noncontrolling interest	146	334	(127)	217	556
Income attributable to Hilltop	$30,206	$62,476	$26,434	$35,321	$51,932

Earnings per common share:
Basic	$0.31	$0.64	$0.27	$0.36	$0.53
Diluted	$0.31	$0.63	$0.27	$0.36	$0.53

Cash dividends declared per common share	$0.06	$0.06	$0.06	$0.06	$—

Weighted average shares outstanding:
Basic	96,096	98,154	98,441	98,514	98,490
Diluted	96,306	98,414	98,757	98,810	98,625

	Three Months Ended September 30, 2017
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$89,322	$12,215	$94	$864	$(2,589)	$5,074	$104,980
Provision for loan losses	1,665	(405)	—	—	—	—	1,260
Noninterest income	11,414	91,418	163,758	36,839	182	(5,134)	298,477
Noninterest expense	62,750	83,836	151,056	47,015	9,325	(140)	353,842
Income (loss) before income taxes	$36,321	$20,202	$12,796	$(9,312)	$(11,732)	$80	$48,355

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2017	2017	2017	2016	2016

Hilltop Consolidated:
Return on average stockholders' equity	6.32%	13.24%	5.73%	7.56%	11.41%
Return on average assets	0.90%	1.94%	0.88%	1.13%	1.69%
Net interest margin (1)	3.50%	4.04%	3.52%	3.80%	3.65%
Net interest margin (taxable equivalent) (2):
As reported	3.52%	4.05%	3.54%	3.82%	3.67%
Impact of purchase accounting	37 bps	82 bps	49 bps	71 bps	64 bps
Book value per common share ($)	19.88	19.62	19.17	18.98	18.73
Shares outstanding, end of period (000's)	95,904	96,333	98,407	98,544	98,541
Dividend payout ratio (3)	19.09%	9.43%	22.30%	16.71%	0.00%

Banking Segment:
Net interest margin (1)	4.03%	4.80%	4.21%	4.57%	4.50%
Net interest margin (taxable equivalent) (2):
As reported	4.05%	4.81%	4.23%	4.59%	4.53%
Impact of purchase accounting	51 bps	112 bps	67 bps	96 bps	90 bps
Accretion of discount on loans ($000's)	10,541	23,164	12,098	17,926	15,969
Non-covered net charge-offs (recoveries) ($000's)	908	842	238	3,083	3,107
Return on average assets	0.94%	1.63%	0.94%	1.09%	1.09%
Fee income ratio	11.33%	19.97%	13.13%	12.57%	12.31%
Efficiency ratio	62.29%	48.96%	64.36%	59.00%	59.59%
Employees' compensation and benefits ($000's)	30,810	31,790	31,512	32,350	31,167

Broker-Dealer Segment:
Net revenue (4)	103,633	103,159	91,039	107,331	111,334
Employees' compensation and benefits ($000's)	60,365	62,840	57,240	62,929	68,051
Variable compensation expense ($000's)	35,085	36,556	30,808	37,984	42,446
Compensation as a % of net revenue	58.2%	60.9%	62.9%	58.6%	61.1%
Pre-tax margin	19.49%	15.33%	10.45%	-0.02%	15.65%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,332,441	3,502,128	2,269,138	2,772,316	3,191,851
Refinancings	640,064	555,956	555,193	1,115,764	1,300,702
Total mortgage loan originations - volume	3,972,505	4,058,084	2,824,331	3,888,080	4,492,553
Mortgage loan sales - volume ($000's)	4,002,195	3,385,260	3,275,167	3,723,751	4,349,794
Mortgage servicing rights asset ($000's) (5)	47,766	43,580	45,573	61,968	43,751
Employees' compensation and benefits ($000's)	111,133	115,189	89,958	106,894	120,548
Variable compensation expense ($000's)	66,420	71,877	46,906	64,809	75,271

Insurance Segment:
Loss and LAE ratio	90.6%	92.1%	60.0%	36.6%	41.4%
Expense ratio	40.4%	39.7%	38.4%	33.2%	33.6%
Combined ratio	131.0%	131.8%	98.4%	69.8%	75.0%
Employees' compensation and benefits ($000's)	2,578	2,786	2,780	2,262	2,401

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on a 35% federal income tax rate. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.6 million, $0.5 million, $0.5 million, $0.6 million, and $0.5 million, respectively, and for the Banking Segment were $0.4 million, $0.4 million, $0.4 million, $0.4 million, and $0.4 million, respectively.

(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income
(5)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2017	2017	2017	2016	2016
Tier 1 capital (to average assets):
PlainsCapital	12.18%	12.11%	13.09%	12.35%	12.65%
Hilltop	12.87%	13.07%	13.98%	13.51%	13.41%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.44%	13.95%	15.50%	14.64%	15.15%
Hilltop	17.66%	17.53%	19.03%	18.30%	17.80%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.44%	13.95%	15.50%	14.64%	15.15%
Hilltop	18.20%	18.07%	19.62%	18.87%	18.37%
Total capital (to risk-weighted assets):
PlainsCapital	15.23%	14.72%	16.30%	15.38%	15.90%
Hilltop	18.71%	18.57%	20.12%	19.34%	18.82%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Covered Non-Performing Loans Portfolio Data	2017	2017	2017	2016	2016

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	21,434	13,818	13,490	9,515	19,651
Real estate	17,996	14,877	14,437	13,932	4,817
Construction and land development	626	632	661	755	703
Consumer	63	208	223	244	50
Broker-dealer	—	—	—	—	—
	40,119	29,535	28,811	24,446	25,221

Non-covered non-performing loans as a % of total non-covered loans	0.50%	0.36%	0.41%	0.32%	0.34%

Non-covered other real estate owned ($000's)	4,827	4,591	4,556	4,507	3,063

Other repossessed assets ($000's)	437	723	681	1,117	1,654

Non-covered non-performing assets ($000's)	45,383	34,849	34,048	30,070	29,938

Non-covered non-performing assets as a % of total assets	0.34%	0.26%	0.28%	0.24%	0.24%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	45,134	48,757	42,767	47,486	41,824

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,163	1,170	1,180	1,196	1,216

	September 30,	June 30,	March 31,	December 31,	September 30,
PlainsCapital Bank - Energy Exposure	2017	2017	2017	2016	2016

Select Energy Statistics
Outstanding energy loan balance ($MM)	151.3	158.2	149.1	166.5	168.8
Energy unfunded commitments ($MM)	137.9	121.9	130.4	121.4	120.7
Energy loans as a % of total loans	2.6%	2.7%	2.7%	3.0%	3.1%
Classified and criticized energy loans ($MM):
Criticized energy loans	0.0	0.0	0.0	0.0	1.8
Performing classified energy loans	11.6	23.6	22.5	23.5	24.2
Non-performing classified energy loans	12.8	3.3	4.0	5.2	13.4
	24.4	26.9	26.5	28.7	39.4

Unimpaired energy reserves ($MM)	12.0	11.3	10.6	10.6	10.0
Energy reserves as a % of energy loans	7.9%	7.1%	7.1%	6.5%	6.7%
Energy NCOs ($MM)	0.0	0.0	0.0	1.5	1.0

Energy Portfolio Breakdown
Exploration and production	14%	14%	13%	11%	13%
Services:
Field services	23%	22%	24%	22%	26%
Pipeline construction	22%	22%	22%	21%	21%
	45%	44%	46%	43%	47%
Midstream:
Distribution	16%	16%	18%	30%	21%
Transportation	9%	9%	10%	9%	11%
	25%	25%	28%	39%	32%
Other:
Wholesalers	1%	1%	1%	1%	1%
Equipment rentals	0%	0%	0%	0%	0%
Equipment wholesalers	15%	16%	12%	6%	7%
Total	100%	100%	100%	100%	100%

	Three Months Ended September 30,
	2017			2016
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$8,077,804	$102,546	5.01%	$7,315,433	$97,590	5.26%
Investment securities - taxable	1,538,890	11,134	2.88%	999,394	5,915	2.36%
Investment securities - non-taxable (2)	229,089	2,032	3.54%	296,013	2,052	2.77%
Federal funds sold and securities purchased under agreements to resell	139,398	—	0.00%	185,533	52	0.11%
Interest-bearing deposits in other financial institutions	282,806	853	1.20%	478,560	567	0.47%
Securities borrowed	1,548,039	11,404	2.88%	1,476,297	9,037	2.44%
Other	87,281	1,536	7.00%	65,858	585	3.54%
Interest-earning assets, gross (2)	11,903,307	129,505	4.30%	10,817,088	115,798	4.22%
Allowance for loan losses	(61,243)			(53,470)
Interest-earning assets, net	11,842,064			10,763,618
Noninterest-earning assets	1,506,552			1,588,921
Total assets	$13,348,616			$12,352,539

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,350,959	$6,841	0.51%	$4,851,952	$3,996	0.33%
Securities loaned	1,398,922	8,935	2.53%	1,390,071	6,955	1.99%
Notes payable and other borrowings	1,781,498	8,188	1.81%	1,339,395	5,142	1.53%
Total interest-bearing liabilities	8,531,379	23,964	1.11%	7,581,418	16,093	0.84%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,290,151			2,251,744
Other liabilities	627,907			705,985
Total liabilities	11,449,437			10,539,147
Stockholders’ equity	1,896,838			1,810,266
Noncontrolling interest	2,341			3,126
Total liabilities and stockholders' equity	$13,348,616			$12,352,539

Net interest income (2)		$105,541			$99,705
Net interest spread (2)			3.19%			3.38%
Net interest margin (2)			3.52%			3.67%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on a 35% federal income tax rate. The adjustment to interest income was  $0.6 million and $0.5 million for the three months ended September 30, 2017 and 2016, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  October 27, 2017. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will review third quarter 2017 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At September 30, 2017, Hilltop employed approximately 5,500 people and operated approximately 475 locations in 44 states. Hilltop Holdings’  common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. For a discussion of certain factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.